Exhibit 99.1

LivePerson Stockholders Approve Acquisition by SoundHound AI

NEW YORK, September 2, 2026 – LivePerson (NASDAQ: LPSN) (“LivePerson” or “the Company”), a leading provider of predictable conversational AI, today announced that its stockholders voted to approve the proposed transaction with SoundHound AI, Inc. (NASDAQ: SOUN) at the Company’s Special Meeting of Stockholders (the “Special Meeting”) held earlier today.

John Sabino, CEO of LivePerson, said, “We are pleased with the results from our special meeting and thank our stockholders for their support as LivePerson takes this important step forward. We are now one step closer to joining forces with SoundHound AI, further strengthening our position in conversational AI and better positioning the combined business to serve customers and partners at scale. We look forward to working closely with the SoundHound AI team to complete this transaction and deliver the significant value creation potential it offers our stockholders.”

The transaction is expected to close on September 4, 2026, subject to the satisfaction or waiver of customary closing conditions. The final, certified voting results for the Special Meeting will be reported in a Form 8-K filed by LivePerson with the U.S. Securities and Exchange Commission.

About LivePerson

LivePerson (NASDAQ: LPSN) is an enterprise leader in predictable conversational AI. The world’s leading brands use our award-winning Conversational Cloud and Syntrix platforms to connect with millions of customers. We power nearly a billion messages every month, providing uniquely rich data analytics, agent training, and AI evaluation tools to unlock the power of conversational AI for better business outcomes. Learn more at liveperson.com.

Media Contact:

Riah Lawry

pr@liveperson.com

Or

Jim Golden / Dylan O’Keefe

Collected Strategies

LivePerson-CS@collectedstrategies.com

Investor Relations Contact:

ir-lp@liveperson.com

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the U.S. federal securities laws about the expectations, beliefs, plans, intentions, prospects, financial results and strategies relating to SoundHound AI’s proposed acquisition of LivePerson. Such forward-looking statements include, among others, statements regarding the timing of filing the definitive proxy/prospectus and timing of LivePerson’s special meeting, obtaining regulatory approvals, the timing of closing of the proposed acquisition, and the parties’ expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including: (1) the occurrence of any event, change, or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between LivePerson and SoundHound; (2) the possibility that the transaction does not close when expected or at all due to the failure to satisfy all of the conditions to closing on a timely basis or at all, including the failure to obtain the required shareholder approvals or to consummate the notes restructuring transactions contemplated by the Notes Restructuring Agreement; (3) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, trade policy (including tariff levels), laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which LivePerson and SoundHound operate; (4) any failure to promptly and effectively integrate the businesses of LivePerson and SoundHound; (5) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (6) reputational risk and potential adverse reactions of LivePerson’s or SoundHound’s customers, employees or other business partners, including those resulting from the announcement, pendency or completion of the transaction; (7) the diversion of management’s attention and time to the transaction from ongoing business operations and opportunities; and (8) the outcome of any legal proceedings that may be instituted against LivePerson or SoundHound or in connection with the transaction. Further information on factors that could affect the forward-looking statements and expectations above are contained in the filings that LivePerson and/or SoundHound AI have filed, or that will be filed, with the U.S. Securities and Exchange Commission (the “SEC”), including as set forth in the Form S-4 and the proxy statement/prospectus contained therein, as well as the documents incorporated by reference therein.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and LivePerson does not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions, or changes in other factors affecting forward-looking statements, except to the extent required by applicable law.